UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       OCTOBER 29, 2008

NEXEN INC.
(Exact name of registrant as specified in its charter)
CANADA
(State or other jurisdiction of incorporation)
1-6702	98-6000202
(Commission File Number)	(I.R.S. Employer Identification No.)

801 - 7th AVENUE S.W. CALGARY, ALBERTA, CANADA	T2P 3P7
(Address of principal executive offices)	(Zip Code)

(403) 699-4000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 29, 2008, Nexen Inc. (Nexen) announced that Mr. Charles W. Fischer, President, Chief Executive Officer (CEO) and a Director, is retiring effective as of December 31, 2008.

It was also announced that Mr. Marvin F. Romanow, age 53, currently Chief Financial Officer, has been appointed to become President, CEO and a Director as of January 1, 2009. Mr. Romanow has been Chief Financial Officer at Nexen since 1998 and was promoted to Executive Vice President in 2001.

An engineering graduate with great distinction from the University of Saskatchewan, Mr. Romanow also holds a Masters of Business Administration degree and is a graduate of Harvard’s Management Development Program and INSEAD’s Advanced Management Program. His career has spanned many operating and financial roles, including roles in drilling and reservoir engineering, exploration and development, business development, corporate finance and planning.

The press release announcing both the appointment of Mr. Romanow and the retirement of Mr. Fischer is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
99.1	Press release of Nexen Inc. dated October 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 30, 2008

NEXEN INC.
By:	/s/ Sylvia L. Groves
Name: Sylvia L. Groves Title: Assistant Secretary

EXHIBIT INDEX

EXHIBIT.	DESCRIPTION
99.1	Press release of Nexen Inc. dated October 29, 2008.